UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2014

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described at Item 5.07 below, on June 26, 2014, at the 2014 Annual Meeting of Shareholders of United Therapeutics Corporation (the “Company”), the Company’s shareholders approved the United Therapeutics Corporation Section 162(m) Bonus Plan (the “Plan”). The Plan had previously been approved by the Company’s Board of Directors (the “Board”) upon the recommendation of its Compensation Committee.  The effective date of the Plan is June 26, 2014.

The Plan will be administered by the Compensation Committee of the Board, which is comprised of independent directors. The purpose of the Plan is to provide certain executive officers of the Company with incentive cash bonus compensation based upon the level of achievement of financial, business and other performance criteria.  The Plan will permit the payment of bonuses that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which would enable full deductibility of awards paid under the Plan.

Additional details of the Plan are included in the Company’s 2014 Proxy Statement, under the heading “Proposal No. 3 — Approval of the United Therapeutics Corporation 162(m) Bonus Plan”.  The foregoing summary is qualified in its entirety by the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On June 26, 2014, the Board adopted the Company’s Third Amended and Restated By-Laws (the “Amended Bylaws”). The Amended Bylaws became effective immediately upon approval by the Board, and contain new provisions, located at Article VIII, specifying Delaware state or federal courts as the exclusive forum for certain types of lawsuits. The foregoing summary is qualified in its entirety by the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 26, 2014, the Company held its 2014 Annual Meeting of Shareholders.  The Company’s shareholders considered four matters, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2014. The final voting results for the meeting are as follows:

1.              Election of directors, each to serve a term of three years (in the case of the Class III directors indicated below) or two years (in the case of the Class II director indicated below):

Nominee	Class	Votes For	Votes Withheld	Broker Non-Votes

Raymond Dwek	III	32,706,544	6,748,859	3,537,727
Roger Jeffs	II	37,080,747	2,374,656	3,537,727
Chris Patusky	III	37,601,420	1,853,983	3,537,727
Tommy Thompson	III	32,452,784	7,002,619	3,537,727

2.              An advisory resolution to approve executive compensation:

Votes for:	16,353,964
Votes against:	22,868,417
Abstentions:	233,022
Broker non-votes:	3,537,727

3.              Proposal to approve the United Therapeutics Corporation Section 162(m) Bonus Plan:

Votes for:	38,616,622
Votes against:	610,926
Abstentions:	227,855
Broker non-votes:	3,537,727

4.              Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014:

Votes for:	41,298,212
Votes against:	1,444,795
Abstentions:	250,123
Broker non-votes:	—

Item 7.01.  Regulation FD Disclosure.

On June 27, 2014, the Company issued a press release announcing that its Board of Directors has authorized a share repurchase program of up to $500 million of its common stock.  Shares repurchased under this program will be held in treasury.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K, and Exhibits 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

3.1	Third Amended and Restated By-Laws of United Therapeutics Corporation

10.1	United Therapeutics Corporation Section 162(m) Bonus Plan

99.1	Press release dated June 27, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 27, 2014	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel